Exhibit 99.2

UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
OFFICE OF THE COMPTROLLER OF THE CURRENCY

In the Matter of:	)
Alaska Pacific Bank	)
Juneau, Alaska	)

ORDER TERMINATING THE
CONSENT ORDER

WHEREAS, in an effort to protect the depositors, other customers and shareholders of Alaska Pacific Bank, Juneau, Alaska (Bank), and to ensure the Bank's safe and sound operation, the Bank, by and through its duly elected and acting Board of Directors, consented to the issuance of a Consent Order (Order) dated September 28, 2010 against the Bank by the Office of Thrift Supervision ("OTS"); and
WHEREAS on or about July 21, 2011, pursuant to Title III of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub. L. 111-203, 124 Stat. 1376 (2010), all functions of the OTS related to Federal savings associations were transferred to the Office of the Comptroller of the Currency ("OCC"); and
WHEREAS, the Comptroller believes that the protection of the depositors, other customers and shareholders of the Bank as well as its safe and sound operation do not require the continued existence of said Order;
NOW, THEREFORE, the Comptroller directs that the Order dated September 28, 2010 be, and it hereby is, TERMINATED.
IN TESTIMONY WHEREOF, the undersigned, designated by the Comptroller as his/her authorized representative, has hereunto set his/her hand.

/s/ Cathy L. Doperalski	August 8, 2012
Cathy L. Doperalski Assistant Deputy Comptroller Seattle Field Office	Date